Exhibit 14.1

IPC Acquisition Corp.
Code of Ethics for
Executive and Senior Financial Officers

Introduction and Purpose

It is the policy of IPC Acquisition Corp. and its subsidiaries (the “Company”) that all officers, directors and employees conduct business on behalf of the Company in compliance with applicable laws, rules and regulations and in an honest and ethical manner. The Chief Executive Officer and other Executive Management (collectively, the “Executive Officers”) and the Chief Financial Officer, the Vice President of Finance, the Corporate Controller, and the Treasurer (collectively, the “Senior Financial Officers”) are bound by the provisions set forth herein relating to ethical conduct, conflicts of interest, and compliance with law. The Executive Officers and the Senior Financial Officers hold an important and elevated role in governance in that they are uniquely capable and empowered to ensure that all stakeholder interests are appropriately balanced, protected and preserved. The Executive Officers and Senior Financial Officers of the Company shall not commit acts contrary to the Code of Ethics, nor shall they condone the commission of such acts by others within the Company.

The purpose of this Code is to deter wrongdoing and promote ethical conduct. The matters covered in this Code are of the utmost importance to the Company, our stakeholders and business partners, and are essential to our ability to conduct our business in accordance with our stated values.

Code of Ethics

All Executive Officers and Senior Financial Officers covered by the Code will:

•	Act honestly, ethically, with integrity.

•	Avoid and ethically address actual or apparent conflicts of interest in personal and professional relationships, including disclosure of any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

•	Provide accurate, complete, objective, fair, relevant, timely and understandable information in our filing and submissions with the United States Securities and Exchange Commission and other public communications made by the Company.

•	Comply with applicable rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies by acquiring the appropriate knowledge to recognize potential dangers and violations that affects the operation of the finance organization and the Company.

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.

•	Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of one’s work will not be used for personal advantage.

•	Proactively promote and be an example of ethical behavior as a responsible partner among peers, in the work environment and the community.

•	Use corporate assets and resources employed or entrusted in a responsible manner.

•	Not unduly or fraudulently influence, coerce, manipulate, or mislead any authorized audit or interfere with any auditor engaged in the performance of an internal or independent audit of the Company’s financial statements or accounting books and records.

The Executive Officers and Senior Financial Officers should communicate any suspected violations of this Code of Ethics promptly to the General Counsel or the Audit Committee of the Company. In all cases, if an individual is unsure about the appropriateness of an event or action, he or she should seek assistance in interpreting the requirements of this code by the General Counsel or Human Resources of the Company or the Company’s Audit Committee.

Disciplinary Action

Violations, including failure to report potential violations by others, will be investigated and appropriate disciplinary action will be taken in the event of any violations of the Code of Ethics, up to and including termination.

Waiver and Amendment

We are committed to continuously review and update our policies and procedures. Therefore, this code is subject to modification. Amendments to and waivers of the Code of Ethics may be made only by the Board of Directors of the Company or a committee of the Board, and must promptly be disclosed on the Company’s website, if appropriate, or by filing a Form 8-K with the Securities and Exchange Commission.

IPC Acquisition Corp.
Acknowledgment Certification
Code of Ethics for Executive Officers and Senior Financial Officers

     I hereby certify that I have read and understand the attached IPC Acquisition Corp. Code of Ethics for the Executive Officers and Senior Financial Officers. Pursuant to such Code of Ethics, I recognize that I must disclose or report all transactions required to be disclosed or reported hereunder and comply in all other respects with the requirements of the Code of Ethics. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code of Ethics has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including termination.

Date:	December 24, 2003	Signature: Print Name: Title:	/s/ Lance Boxer Lance Boxer Chief Executive Officer

Date:	December 24, 2003	Signature: Print Name: Title:	/s/ Timothy Whelan Timothy Whelan Chief Financial Officer

IPC Acquisition Corp.
Acknowledgment Certification
Code of Ethics for the Executive Officers and Senior Financial Officers

     I hereby certify that I have read and understand the attached IPC Acquisition Corp. Code of Ethics for the Executive Officers and Senior Financial Officers. Pursuant to such Code of Ethics, I recognize that I must disclose or report all transactions required to be disclosed or reported hereunder and comply in all other respects with the requirements of the Code of Ethics. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code of Ethics has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including termination.

Date:	December 24, 2003	Signature:	/s/ Greg Kenepp

		Print Name:	Greg Kenepp
		Title:	President & Chief Operating Officer

Date:	December 24, 2003	Signature:	/s/ John McSherry

		Print Name:	John McSherry
		Title:	General Counsel, Corporate Secretary

Date:	December 24, 2003	Signature:	/s/ Don Carlos Bell III

		Print Name:	Don Carlos Bell III
		Title:	Senior Vice President of Marketing & Corporate Development

Date:	December 24, 2003	Signature:	/s/ Ronald Landis

		Print Name:	Ronald Landis
		Title:	Vice President of Global Human Resources

Date:	December 24, 2003	Signature:	/s/ Michael Sheehan

		Print Name:	Michael Sheehan
		Title:	Managing Director, Global Sales

Date:	December 24, 2003	Signature:	/s/ Pete Simms

		Print Name:	Pete Simms
		Title:	Senior Vice President, Global Trading Systems Operations

IPC Acquisition Corp.
Acknowledgment Certification
Code of Ethics for the Executive Officers and Senior Financial Officers

     I hereby certify that I have read and understand the attached IPC Acquisition Corp. Code of Ethics for the Executive Officers and Senior Financial Officers. Pursuant to such Code of Ethics, I recognize that I must disclose or report all transactions required to be disclosed or reported hereunder and comply in all other respects with the requirements of the Code of Ethics. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code of Ethics has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including termination.

Date:	December 24, 2003	Signature:	/s/ Darren Alfano

		Print Name:	Darren Alfano
		Title:	Corporate Controller

Date:	December 24, 2003	Signature:	/s/ James Engler

		Print Name:	James Engler
		Title:	Treasurer

Date:	December 24, 2003	Signature:	/s/ Noel Lagdamen

		Print Name:	Noel Lagdamen
		Title:	Vice President of Finance